UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2009

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY		12106
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 25, 2009, American Bio Medica Corporation (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that since NASDAQ’s reinstatement of the minimum bid price listing requirement on August 3, 2009, the bid price of the Company’s common stock continued to close at less than $1.00 per share. Therefore, the Company has not regained compliance with Listing Rule 5550(a)(2) (the “Rule”), and NASDAQ has determined to delist the Company’s securities from the NASDAQ Capital Market.

Accordingly, unless the Company requests a hearing to appeal NASDAQ’s determination by 4:00 p.m. (ET) on September 1, 2009, trading of the Company’s common stock will be suspended at the opening of business on September 3, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which will remove the Company’s securities from listing and registration on NASDAQ. A hearing request would stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the determination of the appeal.

If the Company does not appeal NASDAQ’s determination, the Company’s securities may become eligible to trade on the OTC Bulletin Board or “Pink Sheets” if a market maker makes an application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared. Only a market maker, not the Company, may file a Form 211.

As of the date of this report, the Company does not intend to appeal NASDAQ’s determination and, based on discussions with several market makers, the Company expects an appropriate market maker to file a Form 211 to register in and quote the Company’s securities on the OTC Bulletin Board.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report on Form 8-K

Exhibit 99.1 – American Bio Medica Corporation Press Release issued August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Vice President & Chief Compliance Officer Corporate Secretary

Dated: August 28, 2009